SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                           FORM 8-K

                       CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported)
                            March 2, 1999

                      OHSL FINANCIAL CORP.
       (Exact name of Registrant as specified in its Charter)
Delaware                      0-20886            31-1362390
(State or other jurisdiction (Commission         (IRS Employer
of incorporation)             File No.)     Identification Number)

5889 Bridgetown Road, Cincinnati, Ohio               45348-3199
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code: (513) 574-3322
                                 N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

On March 2, 1999, the Registrant issued a press release announcing that it had declared its 23rd consecutive cash dividend.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press release of OHSL Financial Corp., dated March 2, 1999.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                             OHSL FINANCIAL CORP.



Date: March 8, 1999      By:/s/ Charles F. Hertlein, Jr., Esq.
                                Charles F. Hertlein, Jr., Esq.
                                Attorney-in-fact for
                                Kenneth L. Hanauer
                                President and Chief
                                 Executive Officer


                              Exhibit 99.1

      OHSL Financial Corp. Declares 23rd Consecutive Cash Dividend


     CINCINNATI--(BUSINESS WIRE)--March 2, 1999--OHSL Financial Corp. (Nasdaq/NMS:OHSL), the parent company of Oak Hills Savings and Loan Co., F.A., has declared that it will pay its 23rd consecutive cash dividend.
     This dividend, in the amount of $.125 per share, is payable on April 15, 1999 to shareholders of record on March 31, 1999.
The dividend represents an annualized return of 3.5 percent, which is above the dividend yield of most other thrifts and the dividend yield of the overall stock market.
     OHSL Financial Corp. is a single thrift holding company which owns 100 percent of the common stock of Oak Hills Savings and Loan Co., F.A. Oak Hills operates six full-service banking locations in the western Cincinnati area. The common stock of OHSL Financial Corp. trades on the Nasdaq National Market under the symbol "OHSL".


      CONTACT:  OHSL Financial Corp., Cincinnati
                Patrick J. Condren, 513/574-3322